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                                                                      Exhibit 21


Interactive Data Corporation                                                USA       100%
         Infotec Holdings Corp.                                             USA       100%
                  Infotec Capital Management Corporation                    USA       100%
                  FT Interactive Data Corporation                           USA       100%
                           Exshare Financial, Inc.                          USA       100%
         Interactive Data Canada, Inc.                                      CAN       100%
         IDCO Worldwide Holdings Ltd.                                       UK        100%
                  IDCO Overseas Capital Management Ltd.                     UK        100%
                  IDCO Overseas Holdings Ltd.                               UK        100%
                           FT Interactive Data (Australia) Ltd.             AUS       100%
                           FT Interactive Data (Singapore) PTE Ltd.         SING      100%
                           FT Interactive Data (Ireland) Ltd.               IRE       100%
                           FT Interactive data (Jersey) Ltd.                JER       100%
                           FT Interactive data (HK) Ltd.                    HK        100%
                           FT Interactive Data (Europe) Ltd.                UK        100%
                                    Exshare Financial (US) Ltd.             UK        100%
                                    Exshare Statistical Services Ltd.       UK        100%
                                    The Exchange Telegraph  Company Ltd.    UK        100%
                                    Exshare Computing Ltd.                  UK        100%
                                    W & W Ltd.                              UK        100%
         Detective Nominees, Inc.                                           USA       100%
         BI Purchasing, Inc.                                                USA       100%
         GTIS Corporation                                                   USA       100%
                  GTIS Europe Ltd.                                          UK        100%
                  GTIS France S.A.S                                         FRA       100%
         Trading Techniques, Inc.                                           USA       100%
         DBC Securities, Inc.                                               USA       100%
         eSignal.com Inc.                                                   USA       100%
         Check Rite International, Inc.                                     USA       100%
                  Check Rite, Ltd.                                          USA       100%
                           Check Rite of California, Inc.                   USA       100%
                           Check Rite Minnesota, Inc.                       USA       100%
                           Check Rite of Oregon, Inc.                       USA       100%
                           Check Rite of Kansas City, Inc.                  USA       100%
                           Check Rite Oklahoma City, Inc.                   USA       100%
         CSN, Inc                                                           USA       100%
         Bonneville Equipment Company                                       USA       100%
         Data Broadcasting Corp. British Virgin Isles                       BVI       100%
         Shark Holdings, Inc.                                               USA       100%
         Comstock, Inc.                                                     USA       100%
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